CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-164394), Form S-8 (No. 333-141262), Form S-3 (No. 333-165728), Form S-3 (No. 333-170202) and Form S-3 (333-192611) of our audit report dated March 24, 2014, with respect to the consolidated financial statements of U.S. Geothermal Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2013.

MartinelliMick PLLC
Spokane, Washington
March 24, 2014